SERIES I PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES I PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of June 4, 2010 (the “Effective Date”), by and among The Quercus Trust (“Quercus” or the “Purchaser”), and Entech Solar, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Purchaser desires to purchase from the Company, and the Company desires to sell to the Purchaser, shares of the Company’s Series I Preferred Stock, par value $0.01 per share (“Series I Preferred Stock”), on the terms set forth herein;

WHEREAS, the Company is offering the Series I Preferred Stock pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the rights provided under the Series I Preferred Stock are pursuant to that certain Investment Letter Agreement, by and between WorldWater & Solar Technologies Corp. and The Quercus Trust, dated February 11, 2008.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.	Sale of Shares.

1.1. Purchase and Sale of Shares.  The Company hereby agrees to issue and sell to Quercus one hundred (100) shares of Series I Preferred Stock at a price of $100.00 per share (the “Share Price”), for an aggregate purchase price of $10,000, which shares shall be purchased by Quercus upon the full execution of this Agreement.

1.2. The Closing.  The sale and purchase of the Series I Preferred Stock shall take place at the offices of the Company, or at such other location as the Company and Quercus mutually agree, on the date first set forth above (the “Closing”).  At the Closing, the Company shall deliver to Quercus a certificate representing the Series I Preferred Stock (the “ Certificate”) in the form set forth on Exhibit A hereto, against delivery to the Company of a check or wire transfer in the amount of the Share Price.  The obligation of Quercus to consummate the purchase at the Closing is subject to issuance of the Certificate by the Company and the truth and accuracy of the representations and warranties of the Company in Section 2 below.

2.
Representations and Warranties of the Company.  Except as set forth under the corresponding section of the attached Disclosure Schedules, which shall be deemed a part hereof, the Company hereby represents and warrants to, and as applicable covenants with, Purchaser as of the Effective Date:

2.1. Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth on Section 2.1 to the Disclosure Schedule.  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Person (as defined in Section 2.7) the Company owns or controls, or in which the Company, directly or indirectly, owns a majority of the capital stock or similar interest that would be disclosable pursuant to Regulation S-K, Item 601(b)(21) (each a “Subsidiary”), and all of such directly or indirectly owned capital stock or other equity interests are owned free and clear of any liens, charges, security interests, encumbrances, rights of first refusal, preemptive rights or other restrictions (any such encumbrance a “Lien”).  All the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

2.2. Organization and Qualification.  Each of the Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a material adverse effect on (i) the legality, validity or enforceability of any Transaction Document (as defined in Section 2.3), (ii) the results of operations, assets, business, prospects or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (each a “Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

2.3. Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder or thereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company.  This Agreement has been, or upon delivery will be, duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.  Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, by-laws or other organizational or charter documents.

2.4. No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the issuance and sale of the Series I Preferred Stock and the consummation by the Company of the other transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, articles of association, bylaws, or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected, or (iv) conflict with or violate the terms of any agreement by which the Company or any Subsidiary is bound or to which any property or asset of the Company or any Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

2.5. Filings, Consents and Approvals.  Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than required federal and state securities filings and such filings and approvals as are required to be made or obtained under the applicable trading market rules in connection with the transactions contemplated hereby, each of which has been, or (if not yet required to be filed) shall be, timely filed.

2.6. Issuance of the Series I Preferred Stock.  The Series I Preferred Stock has been duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.  The Company has reserved from its duly authorized capital stock a number of shares of Series I Preferred Stock for issuance equal to the number of shares of Series I Preferred Stock which could be issued pursuant to the terms of this Agreement.

2.7. Capitalization.  Other than as set forth in Section 2.7 to the Disclosure Schedule, the capitalization of the Company is as described in the Company’s most recently filed periodic SEC Report (as defined below).  Except with respect to equity participation rights of the holder of the Company’s Series D Preferred Stock which are not applicable in this transaction, no individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (each a “Person”) has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement.  Except (i) as a result of the purchase and sale of Series I Preferred Stock, (ii) as set forth in the reports required to be filed by the Company under the Securities Act and/or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) of the Exchange Act, for the two years preceding the Effective Date (or such shorter period as the Company was required by law to file such material) and for the period in which this Agreement is in effect (the “SEC Reports”), or (iii) as set forth on Section 2.7 to the Disclosure Schedule, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or securities convertible into or exercisable for shares of Common Stock.  The issuance and sale of Series I Preferred Stock will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange, or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of Series I Preferred Stock.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

2.8. SEC Reports; Financial Statements.  The Company has filed all required SEC Reports for the two years preceding the Effective Date on a timely basis.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with generally accepted accounting principles as consistent applied in the United Stated (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

2.9. Material Changes.  Except as set for in Section 2.9 to the Disclosure Schedules, since the date of the latest audited financial statements included within the SEC Reports (i) there has been no event, occurrence or development that has had, or that could reasonably be expected to result in, a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than as contemplated and permitted by this Agreement), and (v) the Company has not issued any equity securities to any officer, director or other Affiliate, except to the Purchaser or pursuant to existing Company equity incentive plans or as disclosed in the SEC Reports.  The Company does not have pending before the SEC any request for confidential treatment of information.  For purposes of this Agreement, “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act and with respect to Purchaser, without limitation, any Person owning, owned by, or under common ownership with Purchaser, and any investment fund or managed account that is managed on a discretionary basis by the same investment manager as Purchaser will  be deemed to be an Affiliate

2.10. Litigation.  Except as set forth on Section 2.10 to the Disclosure Schedule, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Series I Preferred Stock, or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor to the knowledge of the Company any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company.  The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

2.11. Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect.

2.12. Compliance.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other similar agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in each case under clauses (i)-(iii) above as could not have a Material Adverse Effect.

2.13. Regulatory Permits.  The Company and each Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

2.14. Title to Assets.  The Company and each Subsidiary have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and each Subsidiary and good and marketable title in all personal property owned by them that is material to the business of the Company and each Subsidiary, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and each Subsidiary and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and each Subsidiary are held by them under valid, subsisting and enforceable leases of which the Company and each Subsidiary are in compliance.

2.15. Patents and Trademarks.  The Company and each Subsidiary have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person.  Except as set forth on Section 2.15 to the Disclosure Schedule, to the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of the Company or each Subsidiary.

2.16. Insurance.  The Company and each Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and each Subsidiary are engaged, including but not limited to directors and officers insurance coverage equal to at least one million five-hundred thousand dollars ($1,500,000).  To the best of Company’s knowledge, such insurance contracts and policies are accurate and complete.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

2.17. Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any equity incentive plan of the Company.

2.18. Sarbanes-Oxley; Internal Accounting Controls.  The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002, which are applicable to it as of the Effective Date.  The Company and each Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the Company’s disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Except as set forth on Section 2.18 to the Disclosure Schedules, since the Evaluation Date, there have been no significant changes in the Company’s internal accounting controls or its disclosure controls and procedures or, to the Company’s knowledge, in other factors that could materially affect the Company’s internal accounting controls or its disclosure controls and procedures.

2.19. Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 2.19 that may be due in connection with the transactions contemplated by this Agreement.

2.20. Private Placement. Assuming the accuracy of Purchaser representations and warranties set forth in Section 3, no registration under the Securities Act is required for the offer and sale of Series I Preferred Stock by the Company to Purchaser as contemplated hereby. The issuance and sale of Series I Preferred Stock hereunder does not contravene the rules and regulations of any trading market.

2.21. Investment Company. The Company is not, and is not an affiliate of, and immediately after receipt of payment for Series I Preferred Stock, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

2.22. Registration Rights.  Except as set forth on Section 2.22 of the Disclosure Schedules, no Person (other than Purchaser pursuant to this Agreement) has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

2.23. Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12 of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration.  The Company has not, in the 12 months preceding the Effective Date, received notice from any trading market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such trading market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

2.24. Application of Takeover Protections.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to Purchaser as a result of Purchaser and the Company fulfilling their obligations or exercising their rights under this Agreement, including without limitation the Company’s issuance of Series I Preferred Stock and Purchaser’s ownership of Series I Preferred Stock.

2.25. No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of Series I Preferred Stock to be integrated with prior offerings by the Company for purposes of the Securities Act or which could violate any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the trading market.

2.26. Financial Condition.  As set forth in the SEC Reports, the Company anticipates that all cash resources will be expended prior to the end of the fiscal year and, if unable to raise additional financing, the Company may be required to: (1) reduce spending plans, (2) license products or technologies that the Company would otherwise seek to commercialize to third parties, and/or (3) sell certain assets.  In connection with the transactions contemplated by this Agreement: (i) the Company has paid undisputed debts as they matured for at least one year prior to the Effective Date, (ii) the Company will not be rendered insolvent by such transactions, (iii) after giving effect to such transactions, the Company will be able to pay its short term debts as they mature, (iv) such transactions will not cause the Company to be left with unreasonably small capital for the business in which it is engaged and proposes to be engaged, (v) the Company did not and does not have any intent to hinder, delay, or defraud any of its creditors, (vi) the Company has a valid business reason for entering into such transactions, and (vii) the Company is receiving new value and consideration therefor constituting reasonably equivalent value and fair market value consideration.

2.27. Tax Status.  The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.  The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, statue or local tax.  None of the Company’s tax returns is presently being audited by any taxing authority.

2.28. No General Solicitation or Advertising.  Neither the Company nor, to the knowledge of the Company, any of its directors or officers (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to the sale of Series I Preferred Stock, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Series I Preferred Stock under the Securities Act or made any “directed selling efforts” as defined in Rule 902 of Regulation S.

2.29. Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

2.30. Acknowledgment Regarding Purchaser’s Purchase of Series I Preferred Stock.  The Company acknowledges and agrees that Purchaser is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby.  The Company further acknowledges that Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to Purchaser’s purchase of Series I Preferred Stock.  The Company further represents to Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

2.31. Accountants.  The Company’s accountants are set forth in the SEC Reports and such accountants are an independent registered public accounting firm as required by the SEC Guidance.

2.32. No Disagreements with Accountants and Lawyers.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company, and the Company is current with respect to any fees owed to its accountants and lawyers, except for any past-due amounts that may be owed in the ordinary course of business.

2.33. Section 5 Compliance. No representation or warranty or other statement made by Company in this Agreement contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading. The Company is not aware of any facts or circumstances that would cause the transactions contemplated by this Agreement, when consummated, to violate Section 5 of the Securities Act or other federal or state securities laws or regulations.

3.	Representations and Warranties of Quercus. Purchaser hereby represents and warrants to, and agrees with, the Company that:

3.1. Organization; Authority.  Purchaser is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, company power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations thereunder.  The execution, delivery and performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary company or similar action on the part of Purchaser.  Each Transaction Document to which it is a party has been (or will be) duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

3.2. Investor Status.  At the time Purchaser was offered shares of Series I Preferred Stock, it was, and at the Effective Date it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

3.3. Experience of Investor.  Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in Series I Preferred Stock, and has so evaluated the merits and risks of such investment.  Purchaser is able to bear the economic risk of an investment in Series I Preferred Stock and, at the present time, is able to afford a complete loss of such investment.

3.4. General Solicitation.  Purchaser is not purchasing Series I Preferred Stock as a result of any advertisement, article, notice or other communication regarding the Series I Preferred Stock published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

The Company acknowledges and agrees that Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.

4.	Other Agreements between the Parties.

4.1. Transfer Restrictions.

(a) The Series I Preferred Stock may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Series I Preferred Stock other than (i) pursuant to an effective registration statement or Rule 144 promulgated under the Securities Act, (ii) to the Company, (iii) to an Affiliate of Purchaser, or (iv) in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, to the effect that such transfer does not require registration of such transferred Series I Preferred Stock under the Securities Act.

(b) Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of the following legend, or substantially similar legend, on any certificate evidencing Series I Preferred Stock:

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company agrees to cause such legend to be removed immediately upon effectiveness of a registration statement, or when any Common Shares are eligible for sale under Rule 144 and, if requested by Purchaser or the transfer agent, to promptly provide at the Company’s expense a legal opinion of counsel to the Company confirming that such legend may be removed.  Company further acknowledges and agrees that Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Series I Preferred Stock to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, Purchaser may transfer pledged or secured Series I Preferred Stock to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At Purchaser’s reasonable expense, the Company will execute and deliver such documentation as a pledgee or secured party of Series I Preferred Stock may reasonably request in connection with a pledge or transfer of Series I Preferred Stock.

4.2. Furnishing of Information.  As long as Purchaser owns Series I Preferred Stock, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the Effective Date pursuant to the Exchange Act.  Upon the request of Purchaser, the Company shall deliver to Purchaser a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as Purchaser owns Series I Preferred Stock, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for Purchaser to sell Series I Preferred Stock under Rule 144.  The Company further covenants that it will take such further action as any holder of Series I Preferred Stock may reasonably request, all to the extent required from time to time to enable such Person to sell such Series I Preferred Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3. Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Series I Preferred Stock in a manner that would require the registration under the Securities Act of the sale of the Series I Preferred Stock to Purchaser or that would be integrated with the offer or sale of the Series I Preferred Stock for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.4. Securities Laws Disclosure; Publicity.  The Company shall timely file a Current Report on Form 8-K as required by this Agreement, and in the Company’s discretion shall file a press release, in each case reasonably acceptable to Purchaser, disclosing the material terms of the transactions contemplated hereby.  The Company and Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any such press release of Purchaser, or without the prior consent of Purchaser, with respect to any such press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law or trading market regulations, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of Purchaser, or include the name of Purchaser in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of Purchaser, except (i) as contained in the Current Report on Form 8-K and press release described above, (ii) as required by federal securities law in connection with any registration statement under which the Common Shares are registered, (iii) to the extent such disclosure is required by law or trading market regulations, in which case the Company shall provide Purchaser with prior notice of such disclosure, or (iv) to the extent such disclosure is required in any SEC Report filed by the Company.

4.5. Shareholders Rights Plan.  No claim will be made or enforced by the Company or, to the knowledge of the Company, any other Person that Purchaser is an “Acquiring Person” under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Series I Preferred Stock under this Agreement or under any other agreement between the Company and Purchaser. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

4.6. Reimbursement.  If Purchaser becomes involved in any capacity in any proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by Purchaser to or with any current stockholder), solely as a result of Purchaser’s acquisition of Series I Preferred Stock under this Agreement, the Company will reimburse Purchaser for its reasonable legal and other reasonable expenses (including the reasonable cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred, or will assume the defense of Purchaser in such matter.  The reimbursement obligations of the Company under this Section 4.6 shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of Purchaser who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of Purchaser and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Purchaser and any such Affiliate and any such Person.  The Company also agrees that neither Purchaser nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring Series I Preferred Stock under this Agreement.

4.7. Indemnification of Purchaser.

(a) Company Indemnification Obligation.  Subject to the provisions of this Section 4.7, the Company will indemnify and hold Purchaser, their Affiliates and attorneys, and each of their directors, officers, shareholders, partners, employees, agents, and any person who controls Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Purchaser Parties” and each a “Purchaser Party”), harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, reasonable costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any Purchaser Party may suffer or incur as a result of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or (ii) any action instituted against any Purchaser Party, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of a Purchaser Party, with respect to any of the transactions contemplated by this Agreement (unless such action is based upon a breach of Purchaser’s representations, warranties or covenants this Agreement or any agreements or understandings Purchaser may have with any such stockholder or any violations by Purchaser of state or federal securities laws or any conduct by Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).

(a) Indemnification Procedures.  If any action shall be brought against a Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing.  The Purchaser Parties shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Purchaser Parties except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict with respect to the dispute in question on any material issue between the position of the Company and the position of the Purchaser Parties such that it would be inappropriate for one counsel to represent the Company and the Purchaser Parties.  The Company will not be liable to the Purchaser Parties under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is either attributable to Purchaser’s breach of any of the representations, warranties, covenants or agreements made by Purchaser in this Agreement.

4.8. Required Approval.  No transactions contemplated under this Agreement shall be consummated for an amount that would require approval by any trading market or Company stockholders under any approval provisions, rules or regulations of any trading market applicable to the Company, unless and until such approval is obtained.  Company shall use best efforts to obtain any required approval as soon as possible.

5.	Miscellaneous.

5.1. Fees and Expenses.  Each party shall pay the fees and expenses of its own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Series I Preferred Stock, if any.

5.2. Notices.  Unless a different time of day or method of delivery is set forth in this Agreement, any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of:  (a) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail prior to 5:30 p.m. Eastern time on a trading day and an electronic confirmation of delivery is received by the sender, (b) the next trading day after the date of transmission, if such notice or communication is delivered later than 5:30 p.m. Eastern time or on a day that is not a trading day, (c) the next trading day after receipt from a nationally recognized overnight courier service, (d) three trading days following the date of mailing by U.S. mail, or (e) upon actual receipt by the party to whom such notice is given by personal delivery.  The addresses for such notices and communications are those set forth following the signature page hereof, or such other address as may be designated in writing hereafter, in the same manner, by such Person.

5.3. Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.4. Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.5. Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed.  Purchaser may assign any or all of its rights under this Agreement (a) to any Affiliate, or (b) to any Person other than an Affiliate to whom Purchaser assigns or transfers any Series I Preferred Stock provided that such Person agrees in writing to be bound, with respect to the transferred Series I Preferred Stock, by the provisions hereof that apply to the “Purchaser”.

5.6. No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.7.

5.7. Governing Law; Dispute Resolution.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law that would require or permit the application of the laws of any other jurisdiction.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses reasonably incurred in connection with the investigation, preparation and prosecution of such action or proceeding.

5.8. Survival.  The representations and warranties contained herein shall survive the Closing and the delivery and exercise of the Series I Preferred Stock.

5.9. Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or in a PDF by e-mail transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.10. Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.11. Replacement of Series I Preferred Stock.  If any certificate or instrument evidencing any Series I Preferred Stock is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Series I Preferred Stock.

5.12. Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of Purchaser and the Company will be entitled to specific performance under this Agreement.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.   Neither the Company nor Purchaser shall be liable for special, indirect, consequential or punitive damages suffered or alleged to be suffered by the other party or any third party, whether arising from or related to this Agreement or otherwise.

5.13. Payment Set Aside.  To the extent that the Company makes a payment or payments to Purchaser pursuant to any Transaction Document or Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.14. Construction.  The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.15. Entire Agreement.  This Agreement, together with the Exhibits and Schedules hereto, contains the entire agreement and understanding of the parties, and supersedes all prior and contemporaneous agreements, term sheets, letters, discussions, communications and understandings, both oral and written, which the parties acknowledge have been merged into this Agreement.  No party, representative, attorney or agent has relied upon any collateral contract, agreement, assurance, promise, understanding or representation not expressly set forth hereinabove.  The parties hereby expressly waive all rights and remedies, at law and in equity, directly or indirectly arising out of or relating to, or which may arise as a result of, any Person’s reliance on any such assurance.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE QUERCUS TRUST

Address:	By: /s/ David Gelbaum
13301 Park Vista Blvd., Suite 100	Name: David Gelbaum
Fort Worth, Texas 76177	Title: Trustee

ENTECH SOLAR, INC.

Address:	By: /s/ Charles Michel
13301 Park Vista Blvd., Suite 100	Name: Charles Michel
Fort Worth, Texas 76177	Title: Chief Financial Officer

[Signature Page to Series I Stock Purchase Agreement]

EXHIBIT A

SERIES I STOCK CERTIFICATE